Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2021 (April 26, 2021, as to the effects of the reverse stock split described in Note 16), relating to the financial statements of Werewolf Therapeutics, Inc., appearing in Registration Statement No. 333-255132 on Form S-1 of Werewolf Therapeutics, Inc.

/s/ Deloitte & Touche LLP
Boston, Massachusetts April 30, 2021